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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of GenStar Therapeutics Corporation for the registration of 1,480,500 shares of its common stock, of our report dated March 8, 2000, with respect to the financial statements of GenStar Therapeutics Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

San Diego, California
November 10, 2000